SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C. 20549


				  FORM 8-K


			       CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  October 29, 1996


			    PrimeEnergy Corporation
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	      (Exact name of registrant as specified in its charter)


       Delaware                      0-7406                  84-0637348
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   (State or other jurisdiction    (Commission              (IRS Employer
       of incorporation)           File Number)            Identification No.)


   One Landmark Square, Stamford, CT.                          06901
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   (Address of principal executive offices)                   (Zip Code)


				(203) 358-5700
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	     (Registrant's telephone number, including area code)


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	 (Former name or former address, if changed since last report)

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Item 4.     Changes in Registrant's Certifying Accountant

The Registrant has engaged Pustorino, Puglisi & Co., P.C. as principal accountants with respect to the audit of Registrant's financial statements as of December 31, 1996. Coopers & Lybrand, L.L.P. previously acted as Registrant's principal accountants. The appointment of Pustorino, Puglisi & Co., P.C. in replacement of Coopers & Lybrand, L.L.P. was approved by the Executive Committee of the Board of Directors of Registrant. The engagement of Pustorino, Puglisi, & Co., P.C. and the dismissal of Coopers & Lybrand, L.L.P. were both effective October 29, 1996.

There were no disagreements with Coopers & Lybrand, L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audit of Registrant's two most recent audited fiscal years, being the years ended December 31, 1995 and 1994, or any subsequent interim period. The audit reports of Coopers & Lybrand, L.L.P. on Registrant's financial statements for the periods ended December
31, 1995 and 1994, contained no adverse opinion or any disclaimer of opinion, nor were their reports qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Coopers & Lybrand, L.L.P. stating their agreement with the response by Registrant to this Item 4 is filed herewith as Exhibit (16).


Item 7.     Financial Statements and Exhibits

(a)     Financial Statements

	None

(b)     Pro forma financial information

	None

(c)     Exhibits

    The following exhibit is filed herewith:

    Exhibit No.                       Exhibit
    -----------                       -------

	16                            Letter from Coopers & Lybrand, L.L.P
				      Re:  Change in certifying accountants.


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				 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						    PrimeEnergy Corporation





Date:  October 29, 1996                             By:  /s/ Beverly A. Cummings
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						    Beverly A. Cummings
						    Executive Vice President